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                                   SCHEDULE A
                  TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

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
Fund:     AEGON TRANSAMERICA MID CAP GROWTH                   Security Description:  COMMON STOCK
          ----------------------------------                                         ------------
Issuer:   ALIBABA.COM LTD.                                    Offering Type:  US REGISTERED
          ----------------------------------                                  -------------
                                                              (US Registered, Eligible Muni, Eligible Foreign, 144A)
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
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                                                                                                                       IN COMPLIANCE
                    REQUIRED INFORMATION                     ANSWER                  APPLICABLE RESTRICTION              (YES/NO)
                    ---------------------                    ------                  ----------------------            -------------
 1.      Offering Date                                      10/29/07          None                                          N/A

 2.      Trade Date                                         10/29/07          Must be the same as #1                        YES

 3.      Unit Price of Offering                             HKD$13.50         None                                          N/A

 4.      Price Paid per Unit                                HKD$13.50         Must not exceed #3                            YES

 5.      Years of Issuer's Operations                          3+             Must be at least three years *                YES

 6.      Underwriting Type                                    FIRM            Must be firm                                  YES

 7.      Underwriting Spread                                HKD$0.338         Sub-Adviser determination to be made          YES

 8.      Total Price paid by the Fund                     USD $702,852        None                                          N/A

 9.      Total Size of Offering                                USD            None                                          N/A
                                                        $1,511,089,437
10.      Total Price Paid by the Fund plus Total
         Price Paid for same securities purchased
         by the same Sub-Adviser for other                                    #10 divided by #9 must not exceed
         investment companies                                  USD            25% **                                        YES
                                                           $7,389,373
11.      Underwriter(s) from whom the Fund
         purchased (attach a list of ALL syndicate        GOLDMAN SACHS       Must not include Sub-Adviser                  YES
         members)                                                             affiliates ***

12.      If the affiliate was lead or co-lead                                                                               YES
         manager, was the instruction listed below             YES
         given to the broker(s) named in #11? ****                            Must be "Yes" or "N/A"
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     The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.


                        TRANSAMERICA FUND ADVISORS, INC.
                                   Sub-Advisor

     * Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

    ** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

   *** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

  **** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.